SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Information Statement	☐	Confidential, for use of the Commission
Only (as permitted by Rule 14c-d(d)(2))

☒ Definitive Information Statement

Evcarco, Inc.

(Name of Registrant as Specified in Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

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     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Evcarco, Inc.
7703 Sand Street
Fort Worth, TX 76118

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF SHAREHOLDERS WITH A MAJORITY OF THE VOTING RIGHTS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

This Information Statement is being furnished to the shareholders of record of EvCarCo, Inc. (hereinafter referred to as the “Corporation”) to advise them that the Board of Directors of the Corporation, having more than fifty percent (50%) of the total voting shares of the Corporation, have given their written consent (the “Written Consents”) on March 20, 2013, to increase the Corporation’s authorized common stock from 900,000,000 shares to 10,000,000,000 shares. The Board of Directors is seeking this approval by the solicitation of written consents.  We are not holding a meeting of stockholders in connection with this consent solicitation.

This information statement is being provided to you for information purposes only. Your vote is not required to approve the actions set forth in this Information Statement. This Information Statement does not relate to an annual or special meeting of stockholders.

March 20, 2013

By order of the Board of Directors

/s/ Gary Easterwood
Gary Easterwood Director

/s/ Walter Speck
Walter Speck
Director

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Amendment to Increase Authorized Capital even though your vote is neither required nor requested for the corporate action to become effective.

Q. What will I receive if the Amendment to Increase Authorized Capital is completed?

A. Nothing. The Amendment to Increase Authorized Capital will only modify the Articles of Incorporation.

Q. When do you expect the Amendment to Increase Authorized Capital to become effective?

A. The Amendment to Increase Authorized Capital will become effective upon the filing with the Secretary of State of Nevada.We expect to file the Amendment to Increase Authorized Capital with the Secretary of State of Nevada no less than 20 days after this information statement has been sent to you.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of our voting stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

Evcarco, Inc.
7703 Sand Street
Fort Worth, TX 76118

INFORMATION STATEMENT

ITEM 1.   STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 2.   INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14C

1. Date, Time and Place Information

This Information Statement, expected to be mailed to stockholders of EvCarCo, Inc. (hereinafter referred to as the “Corporation” or “us” or “we”) of record as of March 20, 2013 on or about April 3, 2013, is furnished in connection with actions which were approved by more than fifty (50%) percent of the total voting shares of the Corporation on March 20, 2013.

2. Written Consent of a Majority of the Shareholders

Pursuant to the Nevada Revised Statutes, the Amendment to Increase Authorized Capital are required to be approved by a majority of our shareholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our shareholders at a special shareholders’ meeting convened for the specific purpose of approving the Amendment to Increase Authorized Capital. The Company’s voting securities consist of common and Preferred Class A and Preferred Class B stock. Each share of common stock is entitled to one vote per share on any matter requiring shareholder vote. Each share of Preferred Class A stock is entitled to four votes per share on any matter requiring shareholder vote.  Each share of Preferred Class B stock is entitled to 1000 votes per share on any matter requiring shareholder vote. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholders. The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes, as may be amended, which provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

3. Dissenters Rights of Appraisal
There are no dissenters’ rights of appraisal. Neither the Corporation’s by-laws nor the Nevada Revised Statutes provide for any dissenters’ rights of appraisal in this transaction.

4. Voting Securities and Principals Thereof

Class	Number Outstanding	Total Number of Votes
Common Class A Stock	787,824,417	241,576,391
Preferred Class A Stock	25,000,000	100,000,000	(1)
Preferred Class B Stock	8,000,000	8,000,000,000	(1)
Total		8,431,576,391	(1)

Gary Easterwood Votes from Common Class A Stock	87,923,280
Gary Easterwood Votes from Preferred Class B Stock	500,000,000	(1)
Gary Easterwood’s Total Votes	587,923,280	(1)

Walter Speck Votes from Common Class A Stock	80,925,280
Walter Speck Votes from Preferred Class B Stock	7,500,000,000	(1)
Walter Speck’s Total Votes	7,580,925,280	(1)
Mack Sanders Votes from Common Class A Stock	72,727,831
Mack Sanders Votes from Preferred Class A Stock	100,000,000	(1)
Mack Sanders’ Total Votes	172,727,831	(1)

(1) Each share of Preferred Class B Stock carries voting rights of 1,000 Common Shares. Each share of Preferred Class A Stock carries voting rights of 4 Common Shares. The Preferred Stock is not required to be converted in order to vote, and results in a total vote of 8,341,576,391 or 94.65% of the Common Shares based on the 8,812,824,417 fully-diluted number of shares of Common Stock outstanding as of March 20, 2013 upon the vote of the above listed Preferred Shares owned by Mr. Easterwood, Mr. Sanders and Mr. Speck.

Record Date for Vote: March 20, 2013.

The following table sets forth certain information with respect to the ownership of the Corporation’s Common Stock by (i) each officer and director, (ii) each person (including any “group” as such term is defined in Section 13(d)(3) of the Exchange Act) known by the Corporation to be the beneficial owner of more than five (5%) percent of any class of the Corporation’s Common Stock and (iii) directors and officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the shareholders possess sole voting and investment power with respect to their shares. As of March 20, 2013, we had 787,824,417shares of Common Stock issued and outstanding.

Title of Class	Name & Address of of Beneficial Owner	Amount & Nature of Beneficial Owner	Percent of Class
Common Stock	Gary Easterwood	87,923,280	23.3%
	7703 Sand Street Fort Worth, TX 76118

Common Stock	Walter Speck	80,925,280	21.5%
	7703 Sand Street Fort Worth, TX 76118

Common Stock	Mack Sanders	72,727,831	19.3%
	7703 Sand Street Fort Worth, TX 76118

Common Stock	All Directors and Officers
	as a Group (consisting of 3	241,576,391	64.1%	(2)
	persons)

Preferred Stock	Gary Easterwood	500,000	6.25%
Class B	7703 Sand Street Fort Worth, TX 76118

Preferred Stock Class B	Walter Speck 7703 Sand Street Fort Worth, TX 76118	7,500,000	93.75%

Preferred Stock	All Directors and Officers
Class B	as a Group (consisting of 3 Persons)	8,000,000	100%

Preferred Stock	Mack Sanders	25,000,00	100%
Class A	7703 Sand Street Fort Worth, TX 76118

(1) Each share of Preferred Class B Stock carries voting rights of 1,000 Common Shares.  The Preferred Stock is not required to be converted in order to vote, and results in a total vote of 8,341,576,391 or 94.65% of the Common Shares based on the 8,812,824,417 fully-diluted number of shares of Common Stock outstanding as of March 20, 2013 upon the vote of the above listed Preferred Shares owned by Mr. Easterwood, Mr. Sanders, and Mr. Speck.

 (2) Please note that the beneficial ownership of the group is smaller than the sum of the beneficial ownerships of the individual directors. Individual beneficial ownership is calculated under the assumption that only that specific individual exercises his or her warrants and other derivative securities, while group beneficial ownership is calculated under the assumption that all members of the group exercise their warrants and other derivative securities, thus reducing the percentage ownership of each individual member of the group relative to the case where only that individual exercises them.

5. Authorization to Increase the Authorized Common Stock of the Corporation

The Board of Directors is seeking shareholder approval to amend the Company’s Articles to increase the authorized share capital of the Company from 900,000,000 shares of common stock to 10,000,000,000 shares of common stock with the same par value of $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including future potential financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company’s best interests and in the best interests of the shareholders of the Company.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company’s capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company is currently in discussions with several potential equity-based funding sources. No definitive agreements with any entity or group have been executed as of the date of this filing.  Except for these discussions, the Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Share Capital.

6. Voting Procedures

As of March 20, 2013 there were 787,824,417 shares of Common Class A Stock, 25,000,000 shares of Preferred Class A shares and 8,000,000 shares of Preferred Class B Stock issued and outstanding, all of which are eligible to vote on any matter which may be voted upon by the stockholders of the Corporation. Section 78.320 of the Nevada Revised Statutes states that any action required to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, by the written consent of at least a majority of the voting power, or such different number as would be required to take such action at a meeting. Pursuant to the Corporation’s By-laws, the written consent of a majority of the outstanding and voting shares of the Corporation would be required to authorize, or take, any action at a meeting at which all shares entitled to vote thereon were present and voted, and therefore a majority of the voting power shall be required to approve the written consent. This Information Statement will be mailed to all stockholders of record as of March 20, 2013, and shall be mailed on or about April 3, 2013.

7. Delivery of Documents to Security Holders Sharing an Address.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.

ITEM 3.   INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Not Applicable.

THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

March 20, 2013

By order of the Board of Directors

/s/ Gary Easterwood
Gary Easterwood
President, Chief Executive Officer and Director

/s/ Walter Speck
Walter Speck
Executive Vice President and Director

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

EVCARCO, INC.
7703 Sand Street
Fort Worth, TX 76118

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Evcarco, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, March 20, 2013, of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c−2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

an amendment to our Articles of Incorporation to increase the Corporation’s authorized common stock from 900,000,000 shares to 10,000,000,000 shares.

Our Board of Directors approved the Amendment to increase the Corporation’s authorized common stock so as to provide additional shares of common stock to utilize to reduce the Corporation’s current debt load, and to provide equity for the Corporation to continue to implement its current growth strategy through targeted acquisitions. The voting and other rights that accompany the Company’s securities will not be affected by the increase in the Corporation’s authorized common stock.

Our Board of Directors unanimously approved the Amendments to our Articles of Incorporation on March 20, 2013.

Subsequent to our Board of Directors' approval of the Amendment, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendment to our Articles of Incorporation on March 20, 2013. Therefore, following the expiration of the twenty day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement, which are being mailed to our shareholders on April 3, 2013.

The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur on April 23, 2013.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on March 20, 2013, as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 787,824,417shares of our common stock issued and outstanding on March 20, 2013. This Information Statement will be mailed on or about April 3, 2013 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since December 31, 2012, being our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1           any director or officer of our corporation;
2           any proposed nominee for election as a director of our corporation; and
3           any associate or affiliate of any of the foregoing persons.

The shareholdings of our officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, March 20, 2013, we had a total of 787,824,417shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of March 20, 2013, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name & Address of of Beneficial Owner	Amount & Nature of Beneficial Owner		Percent of Class
Common Stock	Gary Easterwood	87,923,280		23.3%
	7703 Sand Street Fort Worth, TX 76118

Common Stock	Walter Speck	80,925,280		21.5%
	7703 Sand Street Fort Worth, TX 76118

Common Stock	Mack Sanders	72,727,831		19.3%
	7703 Sand Street Fort Worth, TX 76118

Common Stock	All Directors and Officers
	as a Group (consisting of 3	241,576,391		64.1%
	persons)

Preferred Stock	Gary Easterwood	500,000	(1)	6.25%
Class B	7703 Sand Street Fort Worth, TX 76118

Preferred Stock Class B	Walter Speck 7703 Sand Street Fort Worth, TX 76118	7,500,000	(1)	93.75%

Preferred Stock	All Directors and Officers
Class B	as a Group (consisting of 3 Persons)	8,000,000	(1)	100%

Preferred Stock	Mack Sanders	25,000,00	(1)	100%
Class A	7703 Sand Street Fort Worth, TX 76118

(1) Each share of Preferred Class B Stock carries voting rights of 1,000 Common Shares. Each share of Preferred Class A Stock carries voting rights of 4 common shares. The Preferred Stock is not required to be converted in order to vote, and results in a total vote of 8,341,576,391 or 94.65% of the Common Shares based on the 8,812,824,417 fully-diluted number of shares of Common Stock outstanding as of March 20, 2013 upon the vote of the above listed Preferred Shares owned by Mr. Easterwood, Mr. Sanders and Mr. Speck.

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Amended Articles of Incorporation (the "Articles") currently lists the Corporation’s name as “EvCarCo, Inc.”. On March 20, 2013, our Board of Directors approved the Amendment to our corporation's Articles as it relates to an increase in the Corporation’s authorized common stock from 900,000,000 shares to 10,000,000,000 shares to provide additional shares of common stock to utilize to reduce the Corporation’s current debt load, and to provide equity for the Corporation to continue to implement its current growth strategy through targeted acquisitions.

The voting and other rights that accompany the Company’s securities will not be affected by the increase in the Corporation’s authorized common stock.

 We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.  The amendment to our corporation's Articles to change increase its authorized common stock will not have any immediate effect on the rights of existing shareholders.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti−takeover consequences. We do not currently have any plans to adopt anti−takeover provisions or enter into any arrangements or understandings that would have anti−takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the Amendment to our Articles to increase our authorized common stock was obtained by written consent of shareholders owning 241,576,391 shares of our common stock, which represented 64.1% of our outstanding common shares on March 20, 2013, and one hundred percent (100%) of our Preferred Stock, with each Class B share of preferred stock carrying voting rights of 1,000 common shares, and each Class A share carrying voting rights of 4 common shares for a total vote of 8,341,576,391 or 94.65% of the Common Shares based on the 8,812,824,417 fully-diluted shares of common stock outstanding as of March 20, 2013. The changes described herein will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Corporation, including financial statements, you may refer to our Form 10−K and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our corporate office at 817-595-0710.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Evcarco, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

March 20, 2013

EVCARCO, INC.

/s/Gary Easterwood

Gary Easterwood
Director

/s/ Walter Speck

Walter Speck
Director